Exhibit 4.13

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER SAID ACT. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE'S SECURITIES ADMINISTRATOR.


                                     WARRANT

                  To Purchase 303.03 Shares of Common Stock of

                             DIGITAL TELEPORT, INC.

                            Expiring October 21, 2007

                  THIS IS TO CERTIFY THAT, for value received, Banque Indosuez, or registered assigns (the "Holder") is entitled to purchase from DIGITAL TELEPORT, INC., a Missouri corporation (the "Company"), at any time or from time to time prior to 5:00 p.m., New York City time, on October 21, 2007 at the offices of the Company, at the Exercise Price (as hereinafter defined) the number of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant.

                  Certain terms used in this Warrant are defined in Article V.

                                    ARTICLE I

                              EXERCISE OF WARRANTS

                  1.1 Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired, the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price

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with respect to such shares.  Notwithstanding the foregoing,  this Warrant shall be exercisable only, to the extent and at the time or times, that the Holder could legally take possession and title of such shares. Payment made pursuant to clause (c) above may be made, at the option of the Holder: (x) by cash, money order, certified or bank cashier's check or wire transfer, (y) the surrender to the Company of securities of the Company having a value equal to the aggregate Exercise Price, as determined in good faith by the Company's board of directors, or (z) the delivery of a notice to the Company that the Holder is exercising this Warrant by authorizing the Company to reduce the number of shares of Common Stock subject to this Warrant by the number of shares having an aggregate value equal to the aggregate Exercise Price, as determined in good faith by the Company's board of directors.

                  The Company shall, as promptly as practicable and in any event within three Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number and type of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, shall be in the amount of the number of shares of Common Stock for which the Warrant is being exercised, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice, subject to Section 1.4. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants (other than the Holder's legal and accounting fees and disbursements), except that, if share certificates or new Warrants shall be registered in the name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise of promptly upon receipt or a written request of the Company for payment.

                  1.2 Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

                  1.3 No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, and if the Company shall have elected not to issue such fraction of a share, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to such fraction of the Fair

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

Market Value per share of outstanding Common Stock of the Company on the Business Day immediately prior to the date of such exercise.

                  1.4 Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

                  "This Security has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred unless registered or qualified under said Act and applicable state securities laws or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that registration, qualification or other such actions are not required under said Act. The offering of this Security has not been reviewed or approved by any state securities administrator."

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) reasonably satisfactory to the Company, the securities represented thereby are no longer subject to restrictions on resale under the Securities Act.

                  1.5 Reservation; Authorization. The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of such shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, such shares will be duly and validly issued, fully paid and nonassessable.

                                   ARTICLE II

                               TRANSFER, EXCHANGE
                           AND REPLACEMENT OF WARRANTS

                  2.1 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

                  2.2 Transfer of Warrant. The Company agrees to maintain books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the headquarters of the company, together with a written assignment of this Warrant duly executed by the Holder

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

or his duly authorized agent or attorney, with (unless the Holder is the original Warrantholder) signatures guaranteed by a bank or trust Company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. The Company shall not be required to register any transfers in violation of Section 2.6 hereof, or if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the Securities Act.

                  2.3 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Company, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.6 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.4 Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the in case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

                  2.5 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes or income taxes of a Holder and such Holder's legal and accounting fees and disbursement) and other charges payable in connection with the preparation, issuance and delivery of Warrants and shares issuable upon exercise of the Warrants hereunder.

                  2.6 Restrictions on Transfer and Division. This Warrant, and any Warrants resulting from the division, transfer or combination of this Warrant, and the rights of a Warrantholder hereunder or thereunder, and any shares of Common Stock acquired by the exercise hereof or thereof, may not be assigned or transferred to such persons as are determined in good faith by the Company to be competitors of the Company. Such restriction shall not apply following a public offering of Common Stock. No division, assignment or transfer of the rights of a Warrantholder under a Warrant shall be effective with respect to other than whole shares of Common Stock, unless such assignment or transfer is of all of the rights of such Warrantholder under such Warrant; provided, however, that if this Warrant is originally exercisable with respect to a number of shares of Common Stock that includes a fractional share, this Warrant may be divided such that such fractional share, together with one or more whole shares, may be acquired by the exercise of a Warrant resulting from such division. The term "competitor" shall mean (i) any person (other than DTI) providing

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

telecommunications or fiber optic transmission services, (ii) any utility Company, (iii) KLT Inc. and (iv) any Affiliate, director, officer, member or partner of any of the foregoing.

                                   ARTICLE III

                                 CERTAIN RIGHTS

                  3.1 Contest and Appraisal Rights. Upon each determination of Fair Market Value for an adjustment pursuant to Article IV (other than a determination relating solely to setting the value of fractional shares), the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof, as the case may be. If the Requisite Holders shall disagree with such determination and shall, by notice to the Company given within 15 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 3.1. In the event that a determination of Market Price, or a determination of Fair Market Value solely involving Market Price, is disputed, such dispute shall be submitted to a New York Stock Exchange member firm selected by the Company and acceptable to the Warrantholders, whose determination of Fair Market Value and/or Market Price, as the case may be, shall be binding on the Company and the Warrantholders. The costs of such submission shall be borne by the Warrantholders electing to dispute the Company's determination, except that if such firm's determination of Fair Market Value and/or Market Price is disparate by 10% or more to the benefit of the Warrantholders from the Company's original determination, the costs of conducting such submission shall be borne by the Company. In the event that a determination of Fair Market Value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

                  3.2 Certain Covenants. (a) The Company covenants and agrees that, until exercise or cancellation of this Warrant, the Company will deliver to each Holder:

                           (i) As soon as  available  but not later than  ninety
         (90) days after the close of the fiscal year of the Company, a consolidated balance sheet of the Company as at the end of such year and the related consolidated and consolidating statements of income, of stockholders' equity and of cash flows for such year, such consolidated statements to be audited by Deloitte & Touche LLP or other "Big Six" accounting firm;

                           (ii) As soon as  available  but not later  than sixty
         (60) days after the end of each quarter, a consolidated balance sheet of the Company as at the end of, and the related consolidated statements of income, of stockholders' equity and of cash flows for the portion of the Company's fiscal year then elapsed;

                  (b) By acceptance  of the  information  delivered  pursuant to
Section 3.2(a), the Holder shall be deemed to have agreed to hold such information in strict confidence, except as required by law, unless and until such information otherwise becomes publicly available. The Company may condition

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

the delivery of information pursuant to Section 3.2(a) upon the receipt of an agreement executed by the Holder agreeing to the foregoing obligation.

                  (c) The obligations in Section 3.2(a) shall cease upon the Company becoming subject to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

                  3.3 Non-Disclosure. (a) In the event that the holder of shares of Common Stock issued upon the exercise of this Warrant requests or demands, as a shareholder of the Company, to inspect, examine or copy any of the Company's books, records or other documentation or information, and the Board of Directors of the Company makes a good faith determination that such inspection, examination or copying would place the Company at a competitive disadvantage with respect to any other entity, including but not limited to such shareholder, that then competes, or is reasonably likely to compete in the foreseeable future, either directly or indirectly, with the Company, then the Company may refuse to disclose to such shareholder any or all of the following items of the
Company:

                  (i) interoffice or intraoffice communication separated solely for management review;

                  (ii)     confidential    analyses,    plans    for    business
                           development, organizational data, marketing plans and strategies, or sales data;

                  (iii) draft or interim financial reports, or any other internal documents subject to audit, adjustment or verification;

                  (iv) unpublished promotional material, cost and pricing information, customer lists, and contracts, in whatever form, manner or medium recorded (if recorded);

                  (v) documentation or information including, but not limited to, any and all information and materials that contain, or could lead to the disclosure of, the Company's trade secrets or any documentation or information concerning the Company's current, future or proposed products or services, including without limitation unpublished computer code (both source code and object code), network configurations, software designs, or any drawings, specifications, notebook entries, technical notes and graphs, or research; and

                  (vi) all other information that the Company or its Affiliates or subsidiaries treat or maintain as confidential, proprietary, restricted or otherwise as not to be disclosed generally.

                  (b) The Warrantholder further agrees that all of the above-mentioned materials do not constitute "books and records" within the

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

meaning of Section 351.215 of the Revised Statutes of Missouri, and that the Warrantholder has no right or privilege by reason of becoming a shareholder in the Company to inspect, examine or copy such materials.

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

                  4.1 Adjustments Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

                  4.2 Common Stock Reorganization. If the Company shall after the date of issuance of this Warrant subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  4.3 Common Stock Distribution. (a) If the Company shall after the date of issuance of this Warrant issue or otherwise sell or distribute any shares of Common Stock, otherwise than pursuant to a Common Stock Reorganization (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), if such Common Stock Distribution shall be for a consideration per share less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such Common Stock Distribution, or on the first date of the announcement of such Common Stock Distribution (whichever is less), then, effective upon such Common Stock Distribution, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of shares of Common Stock subject to purchase upon exercise of this Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution plus the number of shares of Common Stock issued (or deemed to be issued pursuant to paragraphs (b) and (c) below) in such Common Stock

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

Distribution and the denominator of which shall be an amount equal to the sum of
(A) the number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to the Common Stock Distribution, plus (B) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company (determined as provided below) for such Common Stock Distribution would buy at the Fair Market Value thereof, as of the date immediately prior to such Common Stock Distribution or as of the date immediately prior to the date of announcement of such Common Stock Distribution (whichever is less). In the event of any such adjustment, the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such Common Stock Distribution by the fraction used for purposes of the aforementioned adjustment.

                  The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or to reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  (b) If the Company shall after the date of issuance of this Warrant issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of granting such Options or on the date of announcement thereof (whichever is less), then for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share therefor, determined as provided above. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant or of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                  (c) If the Company shall after the date of issuance of this Warrant issue, sell or otherwise distribute or grant (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale or distribution or on the date of announcement thereof (whichever is less). then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share therefor, determined as provided above. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                  (d) If the purchase price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against, and having the effect of protecting against, dilution upon an event which results in a related adjustment pursuant to this Article IV), the number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; provided, however, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding. If, at any time after any adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price shall have been made pursuant to this Article IV on the basis of the issuance of any Option or Convertible Securities or after any new adjustments of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price shall have been made pursuant to this paragraph, the right of conversion, exercise or exchange in such Option or Convertible Securities shall expire or terminate, and the right of conversion, exercise or exchange in respect of a portion of such Option or Convertible Securities shall not have been exercised, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such Option or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such conversion, exercise or exchange and for the consideration actually received and receivable therefor, and treating any such Option or Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of any such issuance for the consideration per share for which shares of Common Stock are issuable under such Option or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section on the basis aforesaid, a new adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant and the Exercise Price shall be made, which new adjustment shall supersede (effective only with respect to any exercise of this Warrant after such readjustment) the previous adjustment so rescinded and annulled.

                  (e) If the Company shall after the date of issuance of this Warrant pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities, as the case may be, shall be deemed to have been issued without consideration.

                  (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company (with no deduction for any underwriting commissions or concessions paid or allowed by the Company in connection therewith). It any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company, (with no deduction for any underwriting commissions or concessions paid or allowed by the Company in connection therewith). If any shares of Common Stock Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for consideration to be determined pursuant to the Appraisal Procedure.

                  (g) If the Company shall take a record of the holders of the Common Stock for the purpose of entitling then to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue, sale, distribution or grant of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (h) For purposes of determining whether any adjustment is required pursuant to this Article IV any security of the Company having rights substantially equivalent to the Common Stock as to dividends or upon liquidation dissolution or winding up of the Company shall be treated as if such security were Common Stock.

                  4.4 Dividends. If the Company shall after the date of issuance of this Warrant issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any property, assets or cash, and if such issuance or distribution does not constitute a Common Stock Reorganization or a Common Stock Distribution (any such nonexcluded event being herein called a "Dividend"), then simultaneously with the payment of such Dividend, the Company will pay to the Holder of this Warrant an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) as would have been received by such Holder had it exercised this Warrant and received all of the shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such Dividend. No adjustment in the shares of Common Stock subject to purchase upon the exercise of this Warrant or in the Exercise Price shall be made for any issuance or distribution to which the provisions of this Section apply.

                  4.5 Capital Reorganization. If after the date of issuance of this Warrant there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, assuming such holder (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person"), or an Affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash or other property receivable upon such Capital Reorganization is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or conveyance by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of shares of stock and other securities or other property (including cash) receivable upon such Capital Reorganization shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations. Without limiting the generality of the first sentence of this Section 4.5, the effect of such sentence in the context of a merger ("Formation Merger") of the Company in connection with the formation of a holding company ("Holding Company"), in which merger the holders of Common Stock receive solely shares of common stock of the Holding Company, and the number of fully diluted shares of outstanding common stock of the Holding Company immediately following the Formation Merger is equal to the number of fully diluted shares of outstanding Common Stock of the Company immediately prior to the Merger, shall be that (i) this Warrant shall be exercisable for the number of shares of common stock of the Holding Company which the Holder would have owned or have been entitled to receive if this Warrant had been exercised immediately prior to such Formation Merger, and (ii) the provisions of Article III, this Article IV, and Section 6.10 shall thereafter apply to the Holding Company, such that references to the Company in such Articles and such Section shall be deemed to be references to the Holding Company, and references to the Common Stock shall be deemed to be references to the common stock of the Holding Company.

                  4.6 Adjustment  Rules.  (a) Any  adjustments  pursuant to this
Article IV shall be made successively whenever an event referred to herein shall occur.

                  (b) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article IV in respect of such action.

                  (c) No adjustment in the amount of shares purchasable upon exercise of this Warrant or in the Exercise Price shall be made pursuant to this
Article IV unless such adjustment increases or decreases such amount or price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such amount or price by one percent or more.

                  (d) No adjustment in the Exercise Price shall be made hereunder if such adjustment would reduce the exercise price to an amount below par value of the Common Stock, which par value shall initially be $0.01 per share of Common Stock.

                  (e) Notwithstanding anything in this Agreement to the contrary, no adjustment shall be made pursuant to this Article IV or otherwise (including without limitation in the amount of shares purchasable upon exercise of this Warrant or in the Exercise Price) in respect of or as a result of (i) the issuance (or deemed issuance) or repurchase of shares of Common Stock in connection with the exercise of the Warrants or (ii) the issuance (or deemed issuance), sale, grant or distribution of shares of Common Stock, Options or Convertible Securities in an underwritten public offering, or a Rule 144A offering, managed by a nationally or regionally recognized investment banking firm, (iii) the issuance (or deemed issuance), sale, grant, distribution or repurchase of shares of Common Stock, Options or Convertible Securities, or any other transaction, if any such issuance, sale, grant, distribution, repurchase or other transaction is between the Company and any person or entity not an Affiliate of the Company or is part of or made pursuant to a transaction between the Company and any person or entity not an Affiliate of the Company (including without limitation any issuance (or deemed issuance), sale, grant, distribution or repurchase of shares of Common Stock, Options, or Convertible Securities as part of or pursuant to a merger between the Company and an entity not an Affiliate of the Company or the purchase of substantially all assets by the Company of an entity not an Affiliate of the Company), (iv) the issuance (or deemed issuance), sale, grant, distribution or repurchase of shares of Common Stock, Options or Convertible Securities to or from an Affiliate of the Company, or any other transaction with an Affiliate of the Company, if any such issuance, sale, distribution, repurchase or other transaction is approved by the majority of directors not affiliated with such Affiliate, or (v) the issuance (or deemed issuance), sale, grant, distribution or repurchase of shares of Common Stock, Options or Convertible Securities to or from an employee of the Company, or any other transaction with an employee of the Company, (including without limitation the granting of stock options, restricted stock or other stock-based compensation to an employee of the Company), if any such issuance, sale, distribution, repurchase or other transaction is approved by the majority of non-employee directors of the Company, or by the majority of non-employee directors on a committee of directors consisting of at least two non-employee directors of the Company. The issuance of Common Stock to KLT Telecom Inc. upon conversion of preferred stock owned by KLT Telecom Inc. pursuant to the Stock Purchase Agreement dated December 31, 1996 by and between the Company and KLT Telecom Inc. is included within category (iii) in the previous sentence, and following the Formation Merger, in which such preferred stock held by KLT Telecom is exchanged for preferred stock of the Holding Company with the same rights of conversion, the issuance of common stock of the Holding Company upon conversion of such preferred stock of the Holding Company is included within category (iii) in the previous sentence. Notwithstanding the first sentence of this Section 4.6(e), this Section 4.6(e) shall not operate to prevent an adjustment pursuant to the other provisions of this Article IV for (i) Common Stock Reorganizations, dividends of Common Stock, Options or Convertible Securities, or Capital Reorganizations, affecting all holders of Common Stock similarly situated or (ii) the issuance (or deemed issuance), sale, grant, distribution or repurchase of shares of Common Stock, Options or Convertible Securities to or from an Affiliate of the Company, or any other transaction with an Affiliate of the Company, if such issuance, sale, distribution, repurchase or other transaction is voted for by the directors affiliated with another Affiliate of the Company with the agreement or understanding that the directors affiliated with such Affiliate shall in exchange vote in favor of the issuance (or deemed issuance), sale, grant, distribution or repurchase of shares of Common Stock, Options or Convertible Securities to or from such other Affiliate, or any other transaction with such other Affiliate.

                  4.7 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

                                    ARTICLE V

                                   DEFINITIONS

                  The following terms, as used in this Warrant, have the following respective meanings:

                  "Affiliate" means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with such person or entity.

                  "Appraisal   Procedure"   means  a   procedure   whereby   two
independent appraisers, one chosen by the Company and one by the Requisite Holders, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholders; otherwise the average of all three determinations shall be binding and conclusive on the Company and the Warrantholders. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholders requesting such Appraisal Procedure, except that if such Appraisal Procedure shall result in a determination that is disparate by 10% or more to the benefit of the holder from the Company's initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

                  "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member fire is open for business.

                  "Capital  Reorganization"  shall have the meaning set forth in
Section 4.5.

                  "Closing  Price" with respect to any security on any day means
(a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

                  "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant subject to adjustment pursuant to Article IV.

                  "Common Stock Distribution" shall have the meaning set forth in Section 4.3(a).

                  "Common Stock Reorganization" shall have the meaning set forth in Section 4.2.

                  "Company" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Convertible  Securities"  shall have the meaning set forth in
Section 4.3(b).

                  "Dividend" shall have the meaning set forth in Section 4.4.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Exercise Price" shall mean $0.01 per share of Common Stock purchaseable upon exercise of this Warrant..

                  "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by the Board of Directors of the Company, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Market Price of such security. The Fair Market Value of the Company shall be the Fair Market Value of the Company and its subsidiaries as a going concern. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the Company, the Common Stock of any class shall then be publicly traded, the Fair Market Value of the Company on such date shall be the Market Price on such date multiplied by the number of shares of Common Stock on a fully diluted basis, giving effect to any consideration to be paid to the Company in connection with the exercise or conversion of any security. Fair Market Value shall be reduced by any commission or concession paid or allowed in connection with the issuance (or deemed issuance), sale, grant, distribution of any Common Stock, Options or Convertible Securities.

                  "Holder" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 10 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 20 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock. In the case of an underwritten initial public offering of the Common Stock, Market Price shall be deemed to be the price at which the shares of Common Stock are offered to the public by the underwriters as reflected in the final prospectus for such offering.

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Options" shall have the meaning set forth in Section 4.3(b).

                  "Requisite Holders" means the Holders of Warrants to purchase a majority of the shares of Common Stock issuable upon exercise of the Warrants (excluding Warrants held by the Company or any of its subsidiaries) at the time outstanding.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission for its successor) thereunder, all as the sane shall be in effect at the time.

                  "Warrantholder" means a holder of a Warrant.

                  "Warrants" shall have the meaning set forth in the first paragraph of this Warrant.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

                  (i) if to the Company, to Digital Teleport, Inc., 11111 Dorsett Road, St. Louis, MO 63043, Attention: President; with a copy to Bryan Cave, LLP, 1 Metropolitan Square, Suite 3600, St. Louis, MO 63102-2750, Attention: J. Mark Klamer, Esq.;

                  (ii) if to an initial Holder of Warrants, to such Holder c/o Banque Indosuez, New York Branch, at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John Schuster, Esq., and if to any subsequent Holder of Warrants, to it at such address as may have been furnished to the Company in writing by such Holder;

or, in any case, at ouch other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Warrants) or to the Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.

                  6.2 Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, modification or waiver shall, without the written consent of each Warrantholder whose interest might be adversely affected by such amendment, modification or waiver, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Articles III or IV.

                  Any such amendment, modification or waiver effected pursuant to this Section shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all Warrantholders and, it appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

                  No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  6.3  Governing   Law.  This  Warrant  shall  be  construed  in
accordance with and governed by the laws of the State of Missouri without regard to principles of conflicts of law.

                  6.4 Survival of Agreements; Representations and Warranties etc. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the

Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as any Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  6.5 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company and the Holder shall bind their respective successors and assigns, whether so expressed or not.

                  6.6  Severability.  In case any one or more of the  provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.7 Section Headings. The sections headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

                  6.8 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, including any fiduciary duties of the directors of the Company.

                  6.9 No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any at the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not, directly or indirectly, increase the par value of any shares of Common Stock receivable upon the exercise of this warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this warrant, and (c) use its commercially reasonable best efforts to obtain all such authorizations exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  6.10 Stock Sales. (a) If both KLT Telecom Inc. ("KLT") and Richard D. Weinstein ("Weinstein") agree to sell a substantial portion of their Common Stock to a third party in any one transaction or series of related transactions (other than a public offering), then upon the request of the Holder, KLT and Weinstein shall afford to the Holder the opportunity to sell to such third party (i) the same percentage of Common Stock issuable upon exercise of this Warrant as is being sold by KLT and Weinstein on a combined basis (as measured at the time of the transaction, or the first of any series of related transactions), (ii) at the same price and (iii) on the same terms and conditions, as KLT and Weinstein have agreed to sell their Common Stock. If either KLT, on the one hand, or Weinstein, on the other, agree to sell a significant portion of its or his Common Stock to Weinstein or KLT, respectively, then upon the request of the Holder, KLT or Weinstein, as the case may be, shall afford to the Holder the opportunity to sell to Weinstein or KLT, respectively (i) the same percentage of Common Stock issuable upon exercise of this Warrant as is being sold by KLT or Weinstein on an individual basis (as measured at the time of the transaction, or the first of any series of related transactions), (ii) at the same price and (iii) on the same terms and conditions, as KLT or Weinstein, as the case may be, have agreed to sell their Common Stock. The phrase "substantial portion", as used in the first sentence of this Section 6.10(a), shall mean any sale of 55% or more of the combined holdings of KLT and Weinstein, and the phrase "significant portion" as used in the second sentence of this Section 6.10(a), shall mean any sale of 10% or more of KLT's or Weinstein's individual holding, as the case may be.

                  (b) If both KLT Telecom Inc. ("KLT") and Richard D. Weinstein ("Weinstein") agree to sell a substantial portion of their Common Stock to a third party in any one transaction or series of related transactions (other than a public offering), then KLT and Weinstein shall have the right to require the Holder to sell to such third party (i) the same percentage of Common Stock issuable upon exercise of this Warrant as is being sold by KLT and Weinstein on a combined basis (as measured at the time of the transaction, or the first of any series of related transactions), (ii) at the same price and (iii) on the same terms and conditions, as KLT and Weinstein have agreed to sell their Common Stock. If either KLT, on the one hand, or Weinstein, on the other, agree to sell a significant portion of its or his Common Stock to Weinstein or KLT, respectively, then KLT or Weinstein, as the case may be, shall have the right to require the Holder to sell to Weinstein or KLT, respectively (i) the same percentage of Common Stock issuable upon exercise of this Warrant as is being sold by KLT or Weinstein on an individual basis (as measured at the time of the transaction, or the first of any series of related transactions), (ii) at the same price and (iii) on the same terms and conditions, as KLT or Weinstein, as the case may be, have agreed to sell their Common Stock. The phrase "substantial portion", as used in the first sentence of this Section 6.10(b), shall mean any sale of 55% or more of the combined holdings of KLT and Weinstein, and the phrase "significant portion" as used in the second sentence of this Section 6.10(b), shall mean any sale of 10% or more of KLT's or Weinstein's individual holding, as the case may be.

                   (c) Prior to making any sale covered by Section 6.10(a) or 6.10(b) ("Stock Sale"), KLT and Richard D. Weinstein shall provide the holder of this Warrant with written notice (the "Sale Notice") in the manner provided herein. If KLT and/or Weinstein are exercising their rights pursuant to Section 6.10(b), or if the consideration in a Stock Sale is cash, the Sale Notice shall be given at least ten days prior to the proposed date of such sale. In all other situations, the notice shall be given fifteen days prior to the proposed date of such sale. The Sale Notice will indicate whether KLT and/or Weinstein are exercising their rights pursuant to Section 6.10(b), and will identify the proposed purchaser, the percentage of Common Stock to be sold, the proposed amount and form of consideration to be paid per share, the terms and conditions of payment and the proposed date of such sale ("Stock Sale Date") and, if KLT and Weinstein are not exercising their rights pursuant to Section 6.10(b), an address or facsimile telephone number to which the Holder must give notice of its intention to exercise its rights pursuant to Section 6.10(a). To exercise its rights under Section 6.10(a), the Holder must give written notice to KLT and Weinstein at such address or telephone facsimile telephone number at least one day prior to Closing.

                  (d) On the Stock Sale Date, if KLT and/or Weinstein have exercised their rights pursuant to Section 6.10(b), or if the holder has exercised its rights under Section 6.10(a), then the holder shall exercise this Warrant as specified in Section 1.1 of this Warrant prior to the consummation of the Stock Sale, and shall deliver the certificates for the shares of Common Stock issuable upon exercise of this Warrant, together with such stock powers and other appropriate instruments of assignment duly executed, to the purchaser in the manner and at the address indicated in the Sale Notice, against delivery of the purchase price therefor.

                  (e) The rights and obligations under this Section 6.10 shall not extend to any successor to part or all of the interest of Weinstein or KLT, unless in a writing delivered to the Holder such successor agrees to be bound by this Section 6.10, in which event such successor shall be bound by, and shall have the rights set forth in, this Section 6.10 as if such successor had been named in this Section 6.10 (including without limitation in this Section 6.10(e)) in lieu of Weinstein or KLT or, if not all of the stock of Weinstein or KLT is sold, in addition to Weinstein and KLT. If Weinstein or KLT, but not both, sells all of his or its Common Stock, as the case may be, and the successor does not agree to be bound by this Section 6.10, the rights and obligations of this Section 6.10 shall continue to apply to whichever of Weinstein or KLT did not sell, as if the selling party had never been named in this Section 6.10. If Weinstein or KLT, or both, sells less than all of his or its Common Stock, as the case may be, and any successor does not agree to be bound by this Section 6.10, the rights and obligations of this Section 6.10 shall continue to apply to Weinstein or KLT with respect to their remaining holdings.

                  (f) This Section 6.10 shall terminate upon the later to occur of (i) the date of an initial public offering of the Common Stock, and (ii) the time at which the Holder may sell free of restriction pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

                  IN WITNESS WHEREOF, DIGITAL TELEPORT, INC. has caused this Warrant to be executed in its corporate name by one of its officers hereunto duly authorized, and attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                                     DIGITAL TELEPORT, INC.



                                                 By:
                                                    ----------------------------
                                                     Name:  Richard D. Weinstein
                                                     Title:   President

Attest:



------------------------------------
Name:  James P. Gilligan
Title: Assistant Secretary


                  IN  WITNESS   WHEREOF,   and  solely  for  purposes  of  their
obligations in Section 6.10 of this Warrant, KLT Telecom Inc. and Richard D. Weinstein have caused this Warrant to be executed.


KLT TELECOM INC.



--------------------------------               ---------------------------------
Ronald G. Wasson                               Richard D. Weinstein

                               SUBSCRIPTION NOTICE

                    (To be executed upon exercise of Warrant)

         TO DIGITAL TELEPORT, INC.:

                  The undersigned hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, shares of voting Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in accordance with the terms of the attached Warrant.

                  Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:

                  If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:_________________________________, 19___



                                              ----------------------------------
                                              Note: The  above  signature should
                                                    correspond exactly  with the
                                                    name  on  the  face of   the
                                                    attached Warrant or with the
                                                    name   of    the    assignee
                                                    appearing in the  assignment
                                                    form below.

                                 ASSIGNMENT

                   (To be executed upon assignment of Warrant)

                  For value received,  ___________________________ hereby sells, assigns and transfers unto _______________________the attached Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney to transfer said Warrant on the books of Digital Teleport, Inc., with full power of substitution in the premises.




                                              ---------------------------------
                                              Note: The  above  signature should
                                                    correspond exactly  with the
                                                    name  on  the  face of   the
                                                    attached Warrant.




















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